EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-256094, No. 333-272046, and No. 333-287193) of Ampco-Pittsburgh Corporation of our report dated March 16, 2026, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Pittsburgh, Pennsylvania

March 16, 2026